UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 23, 2007

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered public accounting firm

In October 2006, the Audit Committee of the Board of Directors of Aurora Oil & Gas Corporation (the “Company”) determined, in connection with its responsibility to select and retain the Company’s independent auditors, that it would issue a request for proposal with regard to the Company’s audit engagement for fiscal year 2007 (the “Audit RFP”). The Audit Committee decided to issue the Audit RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Company and to consider the benefits and detriments of changing independent auditors. The Audit RFP was issued to several independent registered public accounting firms on October 3, 2006. Effective March 23, 2007 (the “Auditor Change Date”), the Audit Committee approved the dismissal of Rachlin Cohen & Holtz LLP of Miami, Florida (“Rachlin”),as the Company’s independent registered public accounting firm. Rachlin has audited the Company’s consolidated financial statements for the years ended December 31, 2005, and December 31, 2006.

The audit reports of Rachlin on the Company’s consolidated financial statements as of and for the years ended December 31, 2005, and December 31, 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with Rachlin’s audits for the years ended December 31, 2005, and December 31, 2006, and the subsequent period through the Auditor Change Date hereof, there were no disagreements with Rachlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rachlin, would have caused Rachlin to make reference to the subject matter of such disagreements in connection with its opinions.

In connection with Rachlin’s audits for the years ended December 31, 2005, and December 31, 2006, there were no events required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B, except as described in the following paragraph.

As described under Item 3 of the Company’s Form 10-QSB/A for the quarter ended March 31, 2006 (as filed on October 31, 2006), Rachlin advised the Company and the Company disclosed that it had a material weakness resulting from a deficiency in internal controls relating to the lack of accounting recognition given to the stock option grants authorized and approved by the Board of Directors in March 2006, which resulted in i) the financial statements being modified to account for all of the stock option grants in accordance with the applicable provisions of Statement of Financial Accounting Standards No. 123(R) and ii) remedial actions being taken by the Company. In addition, as described under Item 3 of the Company’s Form 10-QSB/A for the quarter ended June 30, 2006 (as filed on October 31, 2006), the Company validated the remedial actions taken to correct the material weakness in connection with the reporting of stock option compensation.

No reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the subsequent period through the Auditor Change Date.

The Company provided Rachlin with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Rachlin furnish a letter addressed to the SEC stating whether or not Rachlin agrees with the statements noted above. A copy of the letter, dated March 29, 2007, from Rachlin is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New independent registered public accounting firm

Effective March 23, 2007, the Audit Committee approved the selection of Weaver and Tidwell, L.L.P. of Fort Worth, Texas, as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

During the Company’s two most recent financial years and the period through the Auditor Change Date, neither the Company nor anyone on its behalf has consulted with Weaver and Tidwell, L.L.P. regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 16.1—Letter dated March 29, 2007, from Rachlin Cohen & Holtz LLP to the United States Securities and Exchange Commission.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: March 29, 2007	By:	/s/ Ronald E. Huff

By: Ronald E. Huff
Its: Chief Financial Officer